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                         INDEPENDENT AUDITORS' CONSENT

                  We consent to the use of our report dated August 31, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Select 5 Industrial Portfolio 2000-5 (Registration Statement No. 333-42918), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.





Deloitte & Touche LLP
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Deloitte & Touche LLP
New York, New York
August 31, 2000